                                                                    Exhibit 99.1


                         SATO TRAVEL HOLDING CO., INC.
                               AND SUBSIDIARIES

                       Consolidated Financial Statements

                     December 31, 2000 and January 2, 2000

                  (With Independent Auditors' Report Thereon)

                         Independent Auditors' Report

The Board of Directors and Stockholders
Sato Travel Holding Co., Inc. and subsidiaries:


We have audited the accompanying consolidated balance sheets of Sato Travel Holding Co., Inc. and subsidiaries as of December 31, 2000 and January 2, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sato Travel Holding Co., Inc. and subsidiaries as of December 31, 2000 and January 2, 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


McLean, Virginia
April 13, 2001, except for the third
    paragraph of note 15, which is
    as of July 11, 2001

                SATO TRAVEL HOLDING CO., INC. AND SUBSIDIARIES

                          Consolidated Balance Sheets

                     December 31, 2000 and January 2, 2000

                                                                                 December 31,         January 2,
                                    Assets                                           2000                2000
                                                                               -----------------   -----------------
Current assets:
    Cash and cash equivalents                                                  $    2,572,110            2,920,135
    Accounts receivable, net                                                       24,349,739           31,817,944
    Deferred income taxes                                                           1,489,424            1,249,000
    Prepaid expenses                                                                1,231,040            1,030,048
                                                                               --------------      ---------------
                   Total current assets                                            29,642,313           37,017,127
                                                                               --------------      ---------------
Property and equipment, net                                                         7,393,925            6,904,522
Goodwill, net                                                                      16,569,094           16,446,203
Deferred income taxes                                                               1,768,692            1,951,633
Other assets                                                                          134,853              286,785
                                                                               --------------      ---------------
                                                                               $   55,508,877           62,606,270
                                                                               ==============      ===============
                   Liabilities and Stockholders' Equity

Current liabilities:
    Current portion of term note payable                                       $      600,000                   --
    Borrowings under line of credit                                                13,830,000                   --
    Accounts payable                                                               14,646,355           21,417,332
    Accrued expenses                                                                4,867,786            5,272,023
    Deferred revenue                                                                  600,000              600,000
                                                                               --------------      ---------------
                   Total current liabilities                                       34,544,141           27,289,355
                                                                               --------------      ---------------
Term note payable, less current portion                                             3,400,000            4,000,000
Borrowings under line of credit                                                            --           15,350,000
Deferred revenue                                                                    1,550,000            2,150,000
Deferred lease liability, net                                                       1,416,149            1,717,218
Deferred rent                                                                           8,637              101,589
                                                                               --------------      ---------------
                   Total liabilities                                               40,918,927           50,608,162
                                                                               --------------      ---------------
Stockholders' equity:
    Preferred stock, $0.001 par value; 500,000 shares
       authorized, no shares issued or outstanding                                         --                   --
    Common stock, $0.001 par value; 19,500,000 shares
       authorized, 13,000,000 shares issued and outstanding                            13,000               13,000
    Additional paid-in capital                                                     12,987,000           12,987,000
    Retained earnings (accumulated deficit)                                         1,589,950           (1,001,892)
                                                                               --------------      ---------------
                   Total stockholders' equity                                      14,589,950           11,998,108
                                                                               --------------      ---------------
Commitments and contingencies
                                                                               $   55,508,877           62,606,270
                                                                               ==============      ===============

See accompanying notes to consolidated financial statements

                SATO TRAVEL HOLDING CO., INC. AND SUBSIDIARIES

                     Consolidated Statements of Operations

               Years ended December 31, 2000 and January 2, 2000

                                                                                 December 31,         January 2,
                                                                                     2000                2000
                                                                               -----------------   -----------------
Revenues, net                                                                  $    135,513,346        123,095,384
Expenses:
    Salaries and fringe benefits                                                     77,724,068         65,286,302
    Concessions                                                                      14,906,641         28,411,774
    Data processing and communications                                               11,227,231          9,279,610
    Professional fees                                                                 4,998,398          2,644,581
    Rent                                                                              4,926,740          4,818,397
    Travel and meetings                                                               3,133,128          2,213,522
    Supplies                                                                          3,036,870          3,020,338
    Other                                                                             4,060,819          2,489,003
    Depreciation and amortization                                                     4,212,665          3,763,673
                                                                               ----------------      -------------
                   Total operating expenses                                         128,226,560        121,927,200
                                                                               ----------------      -------------
                   Operating income                                                   7,286,786          1,168,184
                                                                               ----------------      -------------
Other income (expense):
    Interest expense                                                                 (2,499,303)        (1,765,327)
    Interest income                                                                     202,792            302,096
    Other, net                                                                               --           (378,845)
                                                                               ----------------      -------------
                   Total other expense                                               (2,296,511)        (1,842,076)
                                                                               ----------------      -------------
                   Income (loss) before taxes                                         4,990,275           (673,892)
Income taxes                                                                          2,398,433            328,000
                                                                               ----------------      -------------
                   Net income (loss)                                           $      2,591,842         (1,001,892)
                                                                               ================      =============

See accompanying notes to consolidated financial statements

                SATO TRAVEL HOLDING CO., INC. AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity

               Years ended December 31, 2000 and January 2, 2000

                                                                                               Retained
                                                                            Additional         earnings           Total
                                               Preferred      Common         paid-in         (accumulated     stockholders'
                                                 stock         stock         capital           deficit)           equity
                                              ------------  ------------  ---------------   ---------------  -----------------
Balance at January 3, 1999                    $        --            --               --               --                 --

Capital contribution                                   --        13,000       12,987,000               --         13,000,000
Net loss                                               --            --               --       (1,001,892)        (1,001,892)
                                              -----------   -----------   --------------    -------------    ---------------
Balance at January 2, 2000                             --        13,000       12,987,000       (1,001,892)        11,998,108

Net income                                             --            --               --        2,591,842          2,591,842
                                              -----------   -----------   --------------    -------------    ---------------
Balance at December 31, 2000                  $        --        13,000       12,987,000        1,589,950         14,589,950
                                              ===========   ===========   ==============    =============    ===============

See accompanying notes to consolidated financial statements.

                SATO TRAVEL HOLDING CO., INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

               Years ended December 31, 2000 and January 2, 2000


                                                                                 December 31,         January 2,
                                                                                     2000                2000
                                                                               -----------------   -----------------
Cash flows from operating activities:
    Net income (loss)                                                            $  2,591,842         (1,001,892)
    Adjustments to reconcile net income (loss) to net cash provided by operating activities:
          Depreciation of property and equipment                                    3,292,181          2,965,674
          Amortization of goodwill                                                    920,484            797,999
          Amortization of deferred lease liability                                   (301,069)          (231,949)
          (Gain) loss on disposal of property and equipment                            (4,093)            21,572
          Provision for refunds                                                        40,589           (888,000)
          Allowance for doubtful accounts                                             283,577                 --
          Deferred income taxes                                                       (57,483)          (943,000)
          Increases (decreases) in cash resulting from changes
            in operating assets and liabilities, net of acquired
            assets and liabilities:
               Accounts receivable, net                                             7,144,039          2,917,388
               Prepaid expenses                                                      (200,992)           (22,048)
               Other assets                                                           151,932           (204,785)
               Accounts payable                                                    (6,770,977)         7,087,332
               Accrued expenses                                                      (404,237)        (2,271,977)
               Deferred rent                                                          (92,952)           101,589
               Deferred revenue                                                      (600,000)         2,750,000
                                                                                 ------------       ------------
                   Net cash provided by operating activities                        5,992,841         11,077,903
                                                                                 ------------       ------------
Cash flows from investing activities:
    Purchase of subsidiary, net of cash acquired                                   (1,043,375)       (15,615,000)
    Purchases of property and equipment                                            (3,822,372)        (3,389,768)
    Proceeds from the disposal of property and equipment                               44,881                 --
                                                                                 ------------       ------------
                   Net cash used by investing activities                           (4,820,866)       (19,004,768)
                                                                                 ------------       ------------
Cash flows from financing activities:
    Principal payments on line of credit borrowings                               (36,150,000)       (62,403,000)
    Proceeds from line of credit borrowings                                        34,630,000         56,250,000
    Proceeds from issuance of term note payable                                            --          4,000,000
    Capital contribution                                                                   --         13,000,000
                                                                                 ------------       ------------
                   Net cash provided by (used in) financing activities             (1,520,000)        10,847,000
                                                                                 ------------       ------------
Net increase (decrease) in cash and cash equivalents                                 (348,025)         2,920,135
Cash and cash equivalents at beginning of year                                      2,920,135                 --
                                                                                 ------------       ------------
Cash and cash equivalents at end of year                                         $  2,572,110          2,920,135
                                                                                 ============       ============
Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                                       $  2,244,791          1,743,680
    Cash paid during the year for taxes                                          $  3,394,212            490,369
                                                                                 ============       ============

See accompanying notes to consolidated financial statements.

                SATO TRAVEL HOLDING CO., INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                     December 31, 2000 and January 2, 2000



(1)  Organization and Basis of Presentation

     The accompanying consolidated financial statements include the accounts of Sato Travel Holding Co., Inc. (Sato Holding or the Company) and its wholly-owned subsidiary Scheduled Airlines Traffic Offices, Inc. and subsidiaries (SatoTravel).

     Sato Holding, a Delaware corporation, was formed on September 23, 1998, to facilitate the acquisition of SatoTravel. On January 25, 1999, the Company acquired SatoTravel (see note 2).

     The Company through SatoTravel provides airline travel reservation services to the U.S. government and its employees and private-sector organizations. The composition of the Company's air sales for the year ended December 31, 2000 was approximately 78 percent to the U.S. government and 22 percent to private-sector organizations. To complement its airline reservation services, the Company also provides hotel, car, bus, tour and cruise travel reservation services. Non-air reservation services account for approximately 13 percent of total revenues.


(2)  Acquisition

     On January 25, 1999, the Company acquired all 11 outstanding shares of SatoTravel for $17,000,000. The acquisition, recorded under the purchase method of accounting, included the purchase of outstanding shares of common stock at $1,545,455 per share, plus acquisition costs and assumption of liabilities (subject to additional contingent purchase price adjustments as described below). The purchase price was allocated to assets acquired of $45,081,798 and liabilities assumed of $45,326,000 based on estimated fair market value at the date of acquisition, and $17,244,243 was recorded as goodwill and is being amortized over 20 years on a straight-line basis.

     The terms of the acquisition agreement provided for an additional consideration to be paid if SatoTravel's results of operations exceeded certain targeted levels and provided for certain post closing adjustments. As a result, on March 31, 2000, the Company paid additional purchase price consideration of $1,043,375. This amount was recorded as additional goodwill in 2000.

     Results of operations of SatoTravel are included in the statement of operations of the Company from the acquisition date.


(3)  Operating Cycle

     The Company's fiscal year ends on the Sunday closest to December 31. Therefore, the 1999 fiscal year ended on January 2, 2000 and the 2000 fiscal year ended on December 31, 2000.

                                                                     (Continued)

                SATO TRAVEL HOLDING CO., INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                     December 31, 2000 and January 2, 2000


(4)  Summary of Significant Accounting Policies

     (a)  Principles of Consolidation

          The consolidated financial statements include the financial statements of Sato Holding and SatoTravel. All significant intercompany balances and transactions have been eliminated in consolidation.

     (b)  Cash Equivalents

          Cash equivalents consist of highly rated short-term money market instruments with original maturities of three months or less. The instruments are stated at cost, which approximates fair value.

     (c)  Property and Equipment

          Property and equipment is stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets as follows:

               Furniture and fixtures                  7 years
               Computer hardware                       5 years
               Computer software                       3 years
               Telecommunications equipment            7 years
               Leasehold improvements                  Shorter of lease term or
                                                       estimated useful life

     (d)  Goodwill

          Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 20 years, the expected period to be benefited. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

     (e)  Revenue Recognition

          Revenue consists of commissions and volume bonuses from air reservations, transaction fees and service cost-reimbursements from customers, and transaction fees and contract signing bonuses from global distribution system (GDS) operators.

                                                                     (Continued)

                SATO TRAVEL HOLDING CO., INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                     December 31, 2000 and January 2, 2000


          The Company recognizes commissions from air reservations, transactions fees and service cost-reimbursements from customers, and transaction fees from GDS operators when earned, which is at the time a reservation is booked and ticketed. The Company provides an allowance for cancellations and reservation changes, and provisions for such amounts are reflected in net revenues.

          The Company recognizes volume bonuses from travel service providers on an accrual basis in the period earned, based upon reservations booked in excess of required thresholds.

          The Company recognizes commissions for arranging car rentals, cruises, tours and hotel accommodations when payment is received from the travel service provider.

          The Company receives incentive payments from GDS operators in exchange for commitments to use their GDS over multi-year periods. These incentive payments are deferred and recognized as revenue on a straight-line basis over the terms of the commitment.

     (f)  Concessions

          The Company makes payments to, or provides discounts under, contractual arrangements with certain customers. These payments are used to reduce the travel costs of these customers and recover the cost of facilities provided to the Company by civilian agencies. Concessions are primarily determined as a percent of air sales or as a percent of certain other travel services purchased by customers, and are expensed as travel reservation services are provided.

     (g)  Deferred Lease Liabilities

          On January 5, 1999, the Company recorded deferred lease liabilities of $1,949,167 as a result of the acquisition of SatoTravel. These deferred lease liabilities, which resulted from adjusting unfavorable lease terms to fair market value at the acquisition date, are amortized on a straight-line basis over the lives of the underlying leases. Amortization expense on deferred lease liabilities was $301,069 and $231,949 for the years ended December 31, 2000 and January 2, 2000, respectively.

     (h)  Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                                                     (Continued)

                SATO TRAVEL HOLDING CO., INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                     December 31, 2000 and January 2, 2000

     (i)  Stock Option Plan

          The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

     (j)  Use of Estimates

          The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates and assumptions may also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management's estimates.

     (k)  Reclassifications

          Certain 1999 amounts have been reclassified to conform with the 2000 presentation.

(5)  Accounts Receivable

     As of December 31, 2000 and January 2, 2000, the Company's allowance for refunds was $495,314 and $454,725, respectively, and its allowance for doubtful accounts was $650,000 and $366,423, respectively.


(6)  Property and Equipment

     Property and equipment consisted of the following at December 31, 2000 and January 2, 2000:

                                                                     (Continued)

                SATO TRAVEL HOLDING CO., INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                     December 31, 2000 and January 2, 2000

                                       December 31,    January 2,
                                          2000            2000
                                     --------------  -------------
     Furniture and fixtures          $  2,141,697       1,517,026
     Computer hardware                  4,313,193       2,986,591
     Computer software                  2,427,249       1,767,378
     Telecommunications equipment       3,590,528       2,624,476
     Leasehold improvements             1,152,826         974,725
                                     ------------    ------------
                                       13,625,493       9,870,196

     Less accumulated depreciation     (6,231,568)     (2,965,674)
                                     ------------    ------------

               Total                 $  7,393,925       6,904,522
                                     ============    ============


(7)  Goodwill

     As of December 31, 2000 and January 2, 2000, goodwill is presented net of accumulated amortization of $1,718,483 and $797,999, respectively.


(8)  Debt

     The Company has a financing agreement (the Financing Agreement, as amended) with a commercial bank that provides for a $4,000,000 term loan (the Term
     Loan) and a $30,000,000 revolving line of credit (the Revolving Line). The Financing Agreement provides for the drawing of letters of credit by the Company in an amount not to exceed the unused portion of the Revolving Line.

     The $4,000,000 Term Loan is due in 20 quarterly installments beginning April 15, 2001, and bears variable interest at the Base Rate (defined as the higher of Federal Funds plus 0.5 percent or the bank's reference rate). For the year ended December 31, 2000, the average cost of borrowings under the Term Loan was approximately 9.1 percent and at December 31, 2000 the interest rate was 9.3 percent.

     The Revolving Line expires July 31, 2001, bears interest based on the Base Rate (as defined above) or the Offshore IBOR (defined as the rate offered at the Grand Cayman branch of the bank) plus 2 percent, and requires the payment of a commitment fee in the amount of one half of one percent of the total commitment. For the year ended December 31, 2000, the average cost of borrowings under the Revolving Line was approximately 8.4 percent and at December 31, 2000 the interest rate was 8.9 percent, and the commitment fee amounted to $139,000 and is included in interest expense in the accompanying statement of income.

     Borrowings under the Financing Agreement are collateralized by certain accounts receivable due from the U.S. government and commercial customers. The Financing Agreement contains certain financial

                                                                     (Continued)

                SATO TRAVEL HOLDING CO., INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                     December 31, 2000 and January 2, 2000

     covenants and restricts capital expenditures, incurring additional indebtedness, and payments of dividends.

     At December 31, 2000, the Company had $325,000 in outstanding letters of credit, $910,000 in bank guarantees, and $14,935,000 of available borrowing capacity under the Revolving Line.

     The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 2000 are as follows: 2001, $600,000; 2002, $800,000; 2003, $800,000; 2004, $800,000; 2005, $800,000; thereafter,
     $200,000.


(9)  Leases

     The Company has various noncancelable operating lease agreements, primarily for office space and equipment, that expire over the next 6 years. These leases generally contain renewal options and require the Company to pay executory costs such as maintenance, insurance, and utilities. Rental expense for operating leases for the years ended December 31, 2000 and January 2, 2000 was $4,926,740 and $5,050,346, respectively.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2000 are:

                                                        Operating leases
                                                       ------------------
     2001                                              $     4,797,690
     2002                                                    4,688,594
     2003                                                    4,488,080
     2004                                                    1,737,307
     2005                                                    1,230,991
     Later years, through 2007                                 375,606
                                                       ---------------
         Gross future minimum lease payments                17,318,268
     Less future minimum sub-lease income                     (238,212)
                                                       ---------------
         Future minimum lease payments, net            $    17,080,056
                                                       ===============

(10) Income Taxes

     The acquisition of SatoTravel was recorded as a tax-free reorganization, with $2,257,633 of deferred tax assets recorded on the date of acquisition. Goodwill resulting from the acquisition is a non-deductible permanent difference for income tax purposes.

                                                                     (Continued)

                SATO TRAVEL HOLDINGS CO., INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                     December 31, 2000 and January 2, 2000


     Income tax expense for the years ended December 31, 2000 and January 2, 2000 consists of:

                                        Current        Deferred       Total
                                      ------------   -----------   -----------
     Year ended January 2, 2000:
       U.S. Federal                   $   687,000      (816,000)     (129,000)
       State                              176,000      (127,000)       49,000
       Foreign                            408,000            --       408,000
                                      -----------    ----------    ----------
                                        1,271,000      (943,000)      328,000
                                      ===========    ==========    ==========

     Year ended December 31, 2000:
       U.S. Federal                     1,700,630       (45,691)    1,654,939
       State                              471,749       (11,792)      459,957
       Foreign                            283,537            --       283,537
                                      -----------    ----------    ----------
                                      $ 2,455,916       (57,483)    2,398,433
                                      ===========    ==========    ==========

     Income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34 percent to income (loss) before taxes for the years ended December 31, 2000 and January 2, 2000 as a result of the following:

                                                                   December 31,          January 2,
                                                                       2000                2000
                                                                -----------------     ---------------
     Computed "expected" tax expense                            $       1,696,693           (229,123)
     Amortization of goodwill                                             312,964            271,320
     Non-deductible meals and entertainment expenses                       78,154             64,887
     State income tax, net of Federal income tax effect                   303,572             32,340
     Foreign income tax, net of Federal income tax effect                 187,134            269,280
     Other items, net                                                    (180,084)           (80,704)
                                                                -----------------     --------------
                                                                $       2,398,433            328,000
                                                                =================     ==============

                                                                     (Continued)

                SATO TRAVEL HOLDING CO., INC, AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                     December 31, 2000 and January 2, 2000

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2000 are presented below:

                                                                    December 31,       January 2,
                                                                       2000              2000
                                                                  --------------     -------------
     Current deferred tax assets:
         Accrued expenses                                         $   998,104          1,013,000
         Deferred revenue                                             236,000            236,000
         Allowance for doubtful accounts receivable                   255,320                 --
                                                                  -----------        -----------
                        Total current deferred tax assets           1,489,424          1,249,000
                                                                  -----------        -----------
     Long-term deferred tax assets:
         Property and equipment, principally due to
            differences in depreciation                               595,092            392,000
         Unfavorable lease liability                                  556,205            674,000
         Deferred revenue                                             608,840            845,000
         Other                                                          8,555             40,633
         Foreign net operating loss carryforwards                     377,617                 --
                                                                  -----------        -----------
                        Total long-term deferred tax assets         2,146,309          1,951,633
                                                                  -----------        -----------
         Less valuation allowance                                    (377,617)                --
                                                                  -----------        -----------
                        Total deferred tax assets                 $ 3,258,116          3,200,633
                                                                  ===========        ===========

     The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management believes that it will have sufficient future taxable income to make it more likely than not that the deferred tax assets will be realized. Taxable income for the year ended December 31, 2000 was approximately $5,400,000.


(11) Stock Option Plan

     In 1999, the Company adopted a stock option plan (the Plan) pursuant to which the Company's Board of Directors may grant stock options to officers and key employees. The Plan authorizes grants of options to purchase up to 1,430,000 shares of authorized but unissued common stock.

     Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. All stock options have 10-year terms and vest and become fully exercisable on the date of grant.

                                                                     (Continued)

                SATO TRAVEL HOLDING CO., INC, AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                     December 31, 2000 and January 2, 2000


     During the year ended January 2, 2000, the Company granted 130,000 stock options exercisable at $1.00 per share. At December 31, 2000 and January 2, 2000, there were 1,300,000 additional shares available for grant under the Plan. The weighted-average remaining contractual life of outstanding options was 8.25 years and the number of options exercisable was 130,000 at December 31, 2000. All options issued were fully vested upon issuance.


(12) Employee Benefit Plans

     The Company has a defined contribution savings plan under the provisions of
     Section 401(k) of the Internal Revenue Code. The plan is available to substantially all domestic employees. The Company matches employees' contributions at 50 percent of the first 4 percent of the employees' contributions. For the years ended December 31, 2000 and January 2, 2000, the Company's compensation cost for contributions was $642,000 and $577,000, respectively.


(13) Related Party Transactions

     Under the terms of a management agreement, the Company pays management fees to two stockholders of the Company in exchange for financial and management consulting services for matters including corporate strategy, budgeting of corporate investments, and acquisition and divestiture strategies. The management agreement requires the Company to pay management fees of $800,000 per year through 2004. Management fees paid to the two stockholders totaled $800,000 for each of the years ended December 31, 2000 and January 2, 2000 and are included in other operating expense in the accompanying statement of operations.


(14) Contingencies

     The Company is involved in various pending claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.


(15) Subsequent Events

     On March 22, 2001, the Company granted 450,000 stock options to various employees pursuant to the Company's 1999 stock option plan. The options vest 25 percent upon issuance and in 25 percent increments on each of the three anniversaries following the date of issuance. The options are exercisable at a strike price of $1.00 per share.

                                                                     (Continued)

                SATO TRAVEL HOLDING CO., INC, AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                     December 31, 2000 and January 2, 2000


     On April 9, 2001, the Company signed an amendment to the Revolving Line that extended the termination date from April 30, 2001 to July 31, 2001. All other terms of the Revolving Line agreement remained the same.

     On June 14, 2001, the Company was acquired by Navigant International, Inc. in a business purchase combination.